SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST EFFECTIVE AMENDMENT NO. 1
                                        to
                       FORM S-8, REGISTRATION NO. 33-62355
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          KEY PRODUCTION COMPANY, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                             84-1089744
    ------------------------        ------------------------------------
    (State of incorporation)        (I.R.S. Employer Identification No.)

               707 17th Street, Suite 3300, Denver, CO           80202-3403
  -------------------------------------------------------------------------
               (Address of Principal Executive Offices)          (Zip Code)

                          KEY PRODUCTION COMPANY, INC.
                             1992 STOCK OPTION PLAN
                  STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                  --------------------------------------------
                           (Full title of the Plans)

                                             -With a copy to-
F.H. Merelli, Chairman of the Board,
  President and Chief Executive Officer      Nick Nimmo, Esq.
Key Production Company, Inc.                 Holme Roberts & Owen LLP
707 17th Street, Suite 3300                  1700 Lincoln, #4100
Denver, Colorado 80202-3403                  Denver, Colorado  80203
(303) 295-3995
------------------------------
(Name, address and telephone
number of agent for service)

                        CALCULATION OF REGISTRATION FEE

Title of            Amount        Proposed Maximum  Proposed Maxi-  Amount of
Securities to be    to be         Offering Price    mum Aggregate   Registration
Registered          Registered    Per Share         Offering Price  Fee
------------------  ------------  ----------------  --------------  ------------
Common Stock,       1,180,000(1)  $10.40625(2)      $12,279,375     $3,414(3)
  $.25 Par Value

(1) Consisting of 1,000,000 shares that may be issued under the 1992 Stock Option Plan and 180,000 shares that may be issued under the Stock Option Plan for Non-Employee Directors.

(2)   Computed in accordance with Rule 457(h).

(3) The Registrant has previously registered an aggregate of 1,180,000 shares and has previously paid a registration fee of $1,734.05. Pursuant to Instruction E to Form S-8, the additional $3,414 registration fee is paid with respect to the additional 1,180,000 shares registered hereby.

                                    AMENDMENT

         The contents of the earlier Registration Statement on Form S-8, Registration No. 33-62355, are hereby incorporated by reference.

                              Part II of Form S-8

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

Item 8    EXHIBITS
          --------

Exhibit  Description
-------  -----------

  5.1 Opinion of Holme Roberts & Owen LLC as to the legality of the securities being registered, including consent.

 23.1     Consent of Holme Roberts & Owen LLP (included in Exhibit 5.1).

 23.2     Consent of Independent Public Accountants

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Key Production Company, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Denver, Colorado on the 28th day of July, 1999.

                              KEY PRODUCTION COMPANY, INC.

                              By: /s/ F.H. Merelli
                                 -------------------------------------------
                                  F.H. Merelli,
                                  Chairman of the Board,
                                  President and Chief Executive Officer

                               POWER OF ATTORNEY
                               -----------------

         Each person whose signature appears below does hereby make, constitute and appoint F.H. Merelli and Monroe W. Robertson, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution to execute, deliver and file with the Securities and Exchange Commission, for and on his or her behalf, and in any and all capacities, any and all amendments (including post-effective amendments) to this Registration Statement with all exhibits thereto and other documents in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the date indicated.

Signatures                   Title                          Date
-----------                  -----                          ----

/s/ F.H. MERELLI             President, Director,           July 28, 1999
--------------------------   Chairman of the Board &
    F.H. Merelli             Chief Executive Officer

/s/ MONROE W. ROBERTSON      Senior Vice President          July 28,1999
--------------------------   and Secretary (Principal
    Monroe W. Robertson      Financial Officer)

/s/ CATHY L. ANDERSON        Controller (Principal          July 28, 1999
--------------------------   Accounting Officer)
    Cathy L. Anderson

/s/ CORTLANDT S. DIETLER     Director                       July 28, 1999
--------------------------
    Cortlandt S. Dietler

/s/ L. PAUL TEAGUE           Director                       July 28, 1999
--------------------------
    L. Paul Teague